Exhibit 99.1

FOR IMMEDIATE RELEASE

UTEK Declares Dividend of $0.02 per Share

PLANT CITY, FL — (BUSINESS WIRE) — March 30, 2006 — UTEK Corporation (AMEX: UTK; LSE AIM: UTKA), the technology transfer company, is pleased to announce that its board of directors has declared a cash dividend of $0.02 per share. The dividend is payable as follows:

Record date:	April 28, 2006
Payment date:	May 19, 2006

“UTEK is pleased to provide this first dividend to its shareholders as a result of our strong performance in the first quarter of 2006,” said UTEK’s Chairman and Chief Executive Officer, Clifford M. Gross, Ph.D.

Please note that the declaration of future dividends, if any, remains subject to the sole discretion of our board of directors and will depend on our future profitability, financial condition and other factors deemed relevant by our board of directors.

About UTEK Corporation

UTEK® is a leading, market-driven technology transfer company that enables companies to rapidly acquire innovative technologies from universities and research laboratories worldwide. UTEK facilitates the identification and then finances the acquisition of external technologies for clients in exchange for their equity securities. This unique process is called U2B®. In addition to its U2B® service, UTEK offers both large and small capitalization companies the tools to search, analyze and manage university intellectual properties. UTEK has operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words such as UTEK “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK and the valuation of UTEK’s investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and UTEK does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK’s dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has

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transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filing with the Securities and Exchange Commission.

Contacts:

UTEK Corporation

USA:

Tania Bernier

813-754-4330 x 223

UK: Bankside Consultants

Steve Liebmann or Susan Scott

+ 44 (0) 20-7367-8883